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Exhibit 10.6

RECEIVABLES SALE AGREEMENT

Dated as of March 1, 2001

by and among

THE ENTITIES PARTY HERETO
FROM TIME TO TIME AS SELLING SUBSIDIARIES

and

LABOR READY, INC.

INDEX OF APPENDICES

Exhibit 2.01(a)	Form of Receivables Assignment
Exhibit 2.01(d)	Form of Subordinated Note
Schedule 4.01(b)	Executive Offices; Collateral Locations; Corporate Names
Schedule 4.01(d)	Litigation
Schedule 4.01(h)	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 4.01(i)	Tax Matters
Schedule 4.01(j)	Intellectual Property
Schedule 4.01(m)	ERISA
Schedule 4.01(t)	Deposit and Disbursement Accounts
Schedule 4.02(g)	Trade Names
Schedule 4.03(b)	Existing Liens
Annex X	Definitions
Annex Y	Schedule of Documents

    THIS RECEIVABLES SALE AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement") is entered into as of March 1, 2001, by and among LABOR READY, INC., a Washington corporation (the "Parent") and each of the Parent's subsidiaries listed on the signature pages hereto as a "Selling Subsidiary"(each, a "Selling Subsidiary").

    Each Selling Subsidiary intends to sell, and the Parent intends to purchase, all Receivables originated by such Selling Subsidiary, from time to time, as described herein.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

    Section 1.01.  Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Annex X.

    Section 1.02.  Rules of Construction.  For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

ARTICLE II
TRANSFERS OF RECEIVABLES

    Section 2.01.  Agreement to Transfer.

    (a)  Initial Transfer.  Each Selling Subsidiaries shall give Parent at least one Business Day's notice of its request for the initial Transfer hereunder, and such request for the initial Transfer shall specify the date thereof (which shall be a Business Day) and the proposed purchased price therefor as determined pursuant to Section 2.01(c). On the date of such Transfer (such date, and each other date on which a Transfer occurs hereunder, a "Transfer Date"), upon satisfaction of the applicable conditions set forth in Article III, (i) each Selling Subsidiary shall sell (without recourse except to the extent specifically provided herein) to Parent and Parent shall purchase from such Selling Subsidiary all Receivables of such Selling Subsidiary then outstanding and (ii) Parent shall pay the purchase price for such Transfer in the manner provided in Section 2.01(c). Each such Transfer by a Selling Subsidiary shall be evidenced by a certificate of assignment executed by such Selling Subsidiary in favor of Parent substantially in the form of Exhibit 2.01(a) (each, a "Receivables Assignment," and collectively, the "Receivables Assignments"), and each Selling Subsidiary and Parent shall execute and deliver a Receivables Assignment on or before the Closing Date.

    (b)  Subsequent Transfers.  On each Business Day following the initial Transfer and prior to the Termination Date, each Selling Subsidiary shall sell to Parent and Parent shall purchase from such Selling Subsidiary all Receivables owned by such Selling Subsidiary which have not previously been sold to Parent. On the date of each such Transfer, Parent shall, upon satisfaction of the applicable conditions set forth in Article III, pay the purchase price for such Transfer in the manner provided in Section 2.01(c). Each such Transfer by a Selling Subsidiary shall be evidenced by the Receivables Assignment executed by such Selling Subsidiary.

    (c)  Determination and Payment of Purchase Price.  The purchase price for the Subsidiary Sold Receivables that are the subject of any Transfer by any Selling Subsidiary hereunder shall be the aggregate Sale Price for the Subsidiary Sold Receivables which constitute Eligible Receivables. Such Sale Price shall be paid:

      (i)  by means of an immediate cash payment to such Selling Subsidiary, to the extent of funds available to Parent; and/or

      (ii)  the balance by delivery of the proceeds of a subordinated revolving loan from such Selling Subsidiary to Parent (a "Subordinated Loan") in an amount not to exceed the remaining unpaid portion of such Sale Price.

    (d)  Subordinated Loans.  Subject to the limitation set forth in Section 2.01(c)(ii), each Selling Subsidiary irrevocably agrees to advance each Subordinated Loan requested by Parent on or prior to the Termination Date. The Subordinated Loans by each Selling Subsidiary shall be evidenced by a master promissory note executed by Parent in favor of such Selling Subsidiaries, and substantially the form of Exhibit 2.01(d) hereto (collectively, as amended, restated, supplemented or otherwise modified from time to time, the "Subordinated Notes") and shall be payable solely from funds which Parent is not required under the Funding Agreement to pay over to the Collection Account.

    (e)  Identification of Subsidiary Sold Receivables.  On each Transfer Date, each Receivable owned by each Selling Subsidiary which does not already constitute a Subsidiary Sold Receivable hereunder shall be identified for sale to Parent (each such Receivable being individually a "Subsidiary Sold Receivable" and collectively, the "Subsidiary Sold Receivables"). The Subsidiary Sold Receivables will be identified by Parent by reference to the General Trial Balance of each Selling Subsidiary.

    (f)  Election Notice.  If any Receivables eligible for sale and owned by any Selling Subsidiary are not sold on any Transfer Date, such Selling Subsidiary shall deliver to Parent not later than 5:00 p.m. (New York time) on the Business Day immediately preceding such Transfer Date a notice of election thereof.

    (g)  Ownership of Transferred Receivables.  On and after each Transfer Date and after giving effect to the Transfers to be made on each such date, Parent shall own the Transferred Receivables and no Selling Subsidiary shall take any action inconsistent with such ownership nor shall any Selling Subsidiary claim any ownership interest in such Transferred Receivables.

    (h)  Reconstruction of General Trial Balance.  If at any time any Selling Subsidiary fails to generate its General Trial Balance, Parent shall have the right to reconstruct such General Trial Balance so that a determination of the Subsidiary Sold Receivables can be made pursuant to Section 2.01(b). Each Selling Subsidiary agrees to cooperate with such reconstruction, including by delivery to Parent, upon Parent's request, of copies of all Contracts and Records.

    (i)  Servicing of Receivables.  So long as no Event of Servicer Termination shall have occurred and be continuing and no Successor Servicer has assumed the responsibilities and obligations of the Servicer pursuant to Section 9.02 of the Funding Agreement, the Servicer shall (i) conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect the Transferred Receivables, all in accordance with (A) the terms of the Funding Agreement, (B) customary and prudent servicing procedures for trade receivables of a similar type and (C) all applicable laws, rules and regulations, and (ii) hold all Contracts and other documents and incidents relating to the Transferred Receivables in trust for the benefit of Parent, as the owner thereof, and for the sole purpose of facilitating the servicing of the Transferred Receivables in accordance with the terms of the Funding Agreement.

    Section 2.02.  Grant of Security Interest.  The parties hereto intend that each Transfer shall constitute a purchase and sale and not a loan. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by Parent under Section 2.01 hereof, the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and that each Selling Subsidiary shall be deemed to have granted, and each Selling Subsidiary does hereby grant, to the Parent a continuing security interest in all of such Selling Subsidiary's right, title and interest in, to and under the Receivables whether now owned or hereafter acquired by such Selling Subsidiary (whether constituting Transferred Receivables or otherwise) to secure the obligations of such Selling Subsidiary to the Parent hereunder (including, if and to the extent that any Transfer is recharacterized as a transfer for security, the repayment of a loan deemed to have been made by the Parent in the amount of the Sale Price with respect thereto and which secures the Parent's right to receive all Collections of the Transferred Receivables as otherwise contemplated under this Agreement).

    Section 2.03.  Addition of Selling Subsidiaries.  Any Subsidiary or Affiliate of the Parent or any Selling Subsidiary may become a Selling Subsidiary hereunder upon satisfaction of the Rating Agency Condition with respect thereto. The Parent and any such Subsidiary or Affiliate shall give prior written notice of any such proposed addition to the Buyer, the Purchasers and the Administrative Agent. Upon provision of such notice, any addition of a Subsidiary or Affiliate of the Parent or Selling Subsidiary as a Selling Subsidiary pursuant to this section shall become effective on the first Business Day following the date on which (a) the Rating Agency Condition has been satisfied with respect thereto, (b) such new Selling Subsidiary and the parties hereto shall have executed and delivered, at such new Selling Subsidiary's sole cost and expense, such further agreements, instruments and other documents, each in form and substance satisfactory to the Buyer, the Purchasers and the Administrative Agent, that the Administrative Agent reasonably determines are necessary or appropriate to effect such addition, and (c) the Administrative Agent shall have given their prior written consent to any such proposed addition. From and after the effective date of any such addition, any reference to a "Selling Subsidiary" in this Agreement shall include any Subsidiary or Affiliate of the Parent or Selling Subsidiary added as a Selling Subsidiary pursuant to this Section 2.03.

    Section 2.04.  Removal of Selling Subsidiaries.  Any Selling Subsidiary may terminate sales of Receivables so as to cease to be a Selling Subsidiary hereunder upon satisfaction of the Rating Agency Condition with respect thereto. Such Selling Subsidiary shall give prior written notice of any such proposed removal to the Buyer, the Purchasers and the Administrative Agent. Upon provision of such notice, any removal of such Selling Subsidiary pursuant to this section shall become effective on the first Business Day following the date on which (a) the Rating Agency Condition has been satisfied with respect thereto, (b) such Selling Subsidiary and the parties hereto shall have executed and delivered, at such new Selling Subsidiary's sole cost and expense, such further agreements, instruments and other documents, each in form and substance satisfactory to the Buyer, the Purchasers and the Administrative Agent, that the Administrative Agent reasonably determines are necessary or appropriate to effect such removal and (c) the Administrative Agent shall have given their prior written consent to any such proposed removal. From and after the effective date of any such addition, any reference to a "Selling Subsidiary" in this Agreement shall no longer include the Selling Subsidiary removed as a Selling Subsidiary pursuant to this Section 2.04; provided, however, that (i) no such removal shall affect the Transfer of any Receivables sold to the Buyer prior to the date of such removal and (ii) the rights and remedies pursuant to Sections 4.02(o), 4.04, the indemnification and payment provisions of Article V, and the provisions of Sections 4.03(j), 8.03, 8.12 and 8.14 with respect to such Selling Subsidiary shall be continuing and shall survive any removal of such Selling Subsidiary as a Selling Subsidiary under this Agreement.

ARTICLE III
CONDITIONS PRECEDENT

    Section 3.01.  Conditions to Initial Transfer.  The initial Transfer hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived in writing by each of Parent and the Administrative Agent):

    (a)  Sale Agreement; Other Documents.  This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Selling Subsidiary and Parent, and Parent shall have received such documents, instruments, agreements and legal opinions as Parent shall request in connection with the transactions contemplated by this Agreement, including all those identified in the Schedule of Documents, each in form and substance satisfactory to Parent.

    (b)  Governmental Approvals.  Parent shall have received (i) satisfactory evidence that the Selling Subsidiaries have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby and thereby or (ii) an Officer's Certificate from each Selling Subsidiary in form and substance satisfactory to Parent affirming that no such consents or approvals are required.

    (c)  Compliance with Laws.  Each Selling Subsidiary shall be in compliance with all applicable foreign, federal, state and local laws and regulations, including those specifically referenced in Section 4.02(f).

    (d)  Funding Agreement Conditions.  Each of those conditions precedent set forth in Sections 3.01 and 3.02 of the Sale and Contribution Agreement and the Funding Agreement shall have been satisfied or waived in writing as provided therein.

    Section 3.02.  Conditions to all Transfers.  Each Transfer hereunder (including the initial Transfer) shall be subject to satisfaction of the following further conditions precedent as of the Transfer Date therefor:

      (a) the representations and warranties of each Selling Subsidiary contained herein or in any other Related Document shall be true and correct as of such Transfer Date, both before and after giving effect to such Transfer and to the application of the Sale Price therefor, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

      (b) no Incipient Termination Event or Termination Event shall have occurred and be continuing or would result after giving effect to such Transfer or the application of the Sale Price therefor;

      (c) each Selling Subsidiary shall be in compliance with each of its covenants and other agreements set forth herein; and

      (d) each Selling Subsidiary shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to Parent as Parent may request.

    The acceptance by any Selling Subsidiary of the Sale Price for any Subsidiary Sold Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by such Selling Subsidiary that the conditions in this Section 3.02 have been satisfied. Upon any such acceptance, title to the Transferred Receivables sold on such Transfer Date shall be vested absolutely in Parent, whether or not such conditions were in fact so satisfied.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

    Section 4.01.  Representations and Warranties of the Selling Subsidiaries.  To induce Parent to purchase the Subsidiary Sold Receivables, each Selling Subsidiary makes the following representations and warranties to Parent, each and all of which shall survive the execution and delivery of this Agreement.

    (a)  Existence; Compliance with Law.  Each Selling Subsidiary (i) is a corporation, limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified is not reasonably likely to result in a Material Adverse Effect; (iii) has the requisite corporate, company or partnership power, as applicable, and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to obtain such licenses, permits, consents or approvals is not reasonably likely to result in a Material Adverse Effect; (v) is in compliance with its charter and bylaws; and (vi) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax laws and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

    (b)  Executive Offices; Collateral Locations; Corporate or Other Names; FEIN.  As of the Closing Date, the current location of each Selling Subsidiary's chief executive office, principal place of business, other offices, the warehouses and premises within which any Subsidiary Collateral is stored or located, and the locations of its records concerning the Subsidiary Collateral are set forth in Schedule 4.01(b) and none of such locations have changed within the past 12 months. During the prior five years, except as set forth in Schedule 4.01(b), no Selling Subsidiary has not been known as or used any corporate, fictitious or trade name. In addition, Schedule 4.01(b) lists the federal employer identification number of each Selling Subsidiary.

    (c)  Power, Authorization, Enforceable Obligations.  The execution, delivery and performance by each Selling Subsidiary of this Agreement and the other Related Documents to which it is a party and the creation and perfection of all Transfers and Liens provided for herein and therein: (i) are within such Person's corporate, company or partnership power, as applicable; (ii) have been duly authorized by all necessary or proper corporate, company, partnership, membership and shareholder action, as applicable; (iii) do not contravene any provision of such Person's charter, bylaws, operating agreement or other constitutive document; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of such Person; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which will have been duly obtained, made or complied with prior to the Closing Date as provided Section 3.01(b). The exercise by Parent of any of its rights and remedies under any Related Document to which it is a party, do not require the consent or approval of any Governmental Authority or any other Person (other than consents or approvals solely relating to or required to be obtained by the Parent, and subject to the Bankruptcy Code), except those which will have been duly obtained, made or complied with prior to the Closing Date as provided in Section 3.01(b). On or prior to the Closing Date, each of the Related

Documents shall have been duly executed and delivered by each Selling Subsidiary that is a party thereto and each such Related Document shall then constitute a legal, valid and binding obligation of such Selling Subsidiary enforceable against it in accordance with its terms.

    (d)  No Litigation.  No Litigation is now pending or, to the knowledge of any Selling Subsidiary, threatened against any Selling Subsidiary that (i) challenges any Selling Subsidiary's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the Transfer, Purchase, contribution or pledge of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents or (iii) has a reasonable risk of being determined adversely to any Selling Subsidiary and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.01(d), as of the Closing Date there is no Litigation pending or threatened that seeks damages in excess of $500,000 or injunctive relief against, or alleges criminal misconduct by, any Selling Subsidiary.

    (e)  Solvency.  Both before and after giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, each Selling Subsidiary is and will be Solvent.

    (f)  Material Adverse Effect.  Between December 31, 1999, and the Closing Date, (i) no Selling Subsidiary has incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by any Selling Subsidiary or has become binding upon any Selling Subsidiary's assets and no law or regulation applicable to any Selling Subsidiary has been adopted that has had or could reasonably be expected to have a Material Adverse Effect on such Selling Subsidiary, and (iii) no Selling Subsidiary is in default and no third party is in default under any material contract, lease or other agreement or instrument to which any Selling Subsidiary is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 1999, and the Closing Date no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

    (g)  Ownership of Receivables; Liens.  Each Selling Subsidiary owns each Receivable originated by it free and clear of any Adverse Claim (other than Permitted Encumbrances) and, from and after each Transfer Date, Parent will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in each Transferred Receivable purchased or otherwise acquired on such date, free and clear of any Adverse Claim or restrictions on transferability. As of the Closing Date, none of the properties and assets of any Selling Subsidiary are subject to any Adverse Claims other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Selling Subsidiary that may result in any Adverse Claims (including Adverse Claims arising under Environmental Laws) other than Permitted Encumbrances. Each Selling Subsidiary has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Selling Subsidiary's right, title and interest in and to the Receivables originated by it and its other properties and assets. The Liens granted to Parent pursuant to Section 7.01 will at all times be fully perfected first priority Liens in and to the Subsidiary Collateral, subject only to Permitted Encumbrances.

    (h)  Ventures, Subsidiaries and Affiliates; Outstanding Stock.  Except as set forth in Schedule 4.01(h), no Selling Subsidiary has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Selling Subsidiary is owned by the Parent. There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Selling Subsidiary may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries.

    (i)  Taxes.  All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Selling Subsidiary have been filed with the appropriate Governmental Authority and all charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding charges or other amounts being contested in accordance with Section 4.02(l). Proper and accurate amounts have been withheld by each Selling Subsidiary from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 4.01(i) sets forth as of the Closing Date (i) those taxable years for which any Selling Subsidiary's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described on Schedule 4.01(i), no Selling Subsidiary has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. None of the Selling Subsidiaries and their respective predecessors are liable for any charges: (A) under any agreement (including any tax sharing agreements) or (B) to the best of each Selling Subsidiary's knowledge, as a transferee. As of the Closing Date, no Selling Subsidiary has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.

    (j)  Intellectual Property.  As of the Closing Date, each Selling Subsidiary owns or has rights to use all intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Selling Subsidiary conducts its business and affairs without infringement of or interference with any intellectual property of any other Person. Except as set forth in Schedule 4.01(j), no Selling Subsidiary is aware of any infringement or claim of infringement by others of any intellectual property of any Selling Subsidiary.

    (k)  Full Disclosure.  All information contained in this Agreement, any of the other Related Documents, or any written statement furnished by or on behalf of any Selling Subsidiary to Parent, any Purchaser or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents is true and accurate in every material respect, and none of this Agreement, any of the other Related Documents, or any written statement furnished by or on behalf of any Selling Subsidiary to Parent any Purchaser or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents (including any such statement furnished by a Selling Subsidiary in its capacity as a Servicer or Sub-Servicer), is misleading as a result of the failure to include therein a material fact.

    (l)  Notices to Obligors.  Each Selling Subsidiary has directed all Obligors of Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in a Lockbox or Lockbox Account.

    (m)  ERISA.

      (i)  Schedule 4.01(m) lists all Plans and separately identifies all Pension Plans, including all Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Except as otherwise provided in Schedule 4.01(m), (x) each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, (y) no Selling Subsidiary or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan and (z) no Selling Subsidiary or ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 4975 of the IRC, in connection with any Plan that would subject any Selling Subsidiary to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

      (ii)  Except as set forth in Schedule 4.01(m): (A) no Title IV Plan has any Unfunded Pension Liability; (B) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (C) there are no pending or, to the knowledge of any Selling Subsidiary, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (D) no Selling Subsidiary or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (E) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Selling Subsidiary or ERISA Affiliate; (F) Stock of all Selling Subsidiaries and their ERISA Affiliates makes up, in the aggregate, no more than 10% of the assets of any Plan, measured on the basis of fair market value as of the last valuation date of any Plan; and (G) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or an equivalent rating by another nationally recognized rating agency.

    (n)  Brokers.  No broker or finder acting on behalf of any Selling Subsidiary was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and no Selling Subsidiary has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

    (o)  Margin Regulations.  No Selling Subsidiary is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Selling Subsidiary owns any Margin Stock, and no portion of the proceeds the Sale Price for any Sale will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Selling Subsidiary will take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

    (p)  Nonapplicability of Bulk Sales Laws.  No transaction contemplated by this Agreement or any of the other Related Documents requires compliance with any bulk sales act or similar law.

    (q)  Securities Act and Investment Company Act Exemptions.  Each purchase of Transferred Receivables under this Agreement constitutes (i) a "current transaction" within the meaning of

Section 3(a)(3) of the Securities Act and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act.

    (r)  Government Regulation.  No Selling Subsidiary is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act. No Selling Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Debt or to perform its obligations hereunder. The purchase or acquisition of the Transferred Receivables by Parent hereunder, the application of the Sale Price therefor and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

    (s)  Books and Records; Minutes.  The bylaws, the certificate or articles of incorporation, operating agreement or other constitutive document, as applicable, of each Selling Subsidiary require it to maintain (i) books and records of account and (ii) minutes of the meetings and other proceedings of its Stockholders, board of directors, members or managers, as applicable.

    (t)  Deposit and Disbursement Accounts.  Schedule 4.01(t) lists all banks and other financial institutions at which each Selling Subsidiary maintains deposit accounts established for the receipt of collections on accounts receivable as of the Closing Date, including any Lockbox Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor, in each case as of the Closing Date.

    (u)  Representations and Warranties in Other Related Documents.  Each of the representations and warranties of each Selling Subsidiary contained in the Related Documents (other than this Agreement) is true and correct in all material respects and such Selling Subsidiary hereby makes each such representation and warranty to, and for the benefit of, the Buyer, the Purchasers and the Administrative Agent as if the same were set forth in full herein.

    (v)  Receivables.  With respect to each Transferred Receivable designated as an Eligible Receivable in any Borrowing Base Certificate delivered on or after the Transfer Date of such Transferred Receivable:

      (i)  such Receivable satisfies the criteria for an Eligible Receivable;

      (ii)  prior to its Transfer to Parent such Receivable was owned by the Selling Subsidiary thereof free and clear of any Adverse Claim (other than Permitted Encumbrances), and such Selling Subsidiary had the full right, power and authority to sell, assign, transfer and pledge its interest therein as contemplated under this Agreement and the other Related Documents and, upon such Transfer, Parent will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and, following such Transfer, such Receivable will not be subject to any Adverse Claim as a result of any action or inaction on the part of such Selling Subsidiary;

      (iii)  the Transfer of each such Receivable pursuant to this Agreement and the Receivables Assignment executed by the Selling Subsidiary thereof constitutes, as applicable, a valid sale, transfer, assignment, setover and conveyance to Parent of all right, title and interest of such Selling Subsidiary in and to such Receivable; and

      (iv)  the Selling Subsidiary of such Receivable has no knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect that any payments on such Receivable will not be paid in full when due or to expect any other Material Adverse Effect.

    The representations and warranties described in this Section 4.01 shall survive the Transfer of the Transferred Receivables to Parent, any subsequent assignment of the Transferred Receivables by Parent, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

    Section 4.02.  Affirmative Covenants of the Selling Subsidiaries.  Each Selling Subsidiary covenants and agrees that, unless otherwise consented to by Parent and the Administrative Agent, from and after the Closing Date and until the Termination Date:

    (a)  Offices and Records.  Each Selling Subsidiary shall maintain its principal place of business and chief executive office and the office at which it keeps its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days' prior written notice to Parent, the Buyer and the Administrative Agent, at such other location in a jurisdiction where all action requested by Parent, the Buyer, any Purchaser or the Administrative Agent pursuant to Section 8.13 shall have been taken with respect to the Transferred Receivables. Each Selling Subsidiary shall at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto.

    (b)  Access.  Each Selling Subsidiary shall, during normal business hours, from time to time upon five (5) Business Days' prior notice and as frequently as Parent, the Buyer, the Servicer or the Administrative Agent determines to be appropriate: (i) provide Parent, the Buyer, the Servicer or the Administrative Agent and any of their respective officers, employees and agents access to its properties (including properties of such Selling Subsidiary utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) of each Selling Subsidiary and to the Subsidiary Collateral, (ii) permit Parent, the Buyer, the Servicer or the Administrative Agent and any of their respective officers, employees and agents, to inspect, audit and make extracts from such Selling Subsidiary's books and records, including all Records maintained by such Selling Subsidiary, (iii) permit Parent, the Buyer, the Servicer or the Administrative Agent and their respective officers, employees and agents, to inspect, review and evaluate the Transferred Receivables and other Subsidiary Collateral of any Selling Subsidiary, and (iv) permit Parent, the Buyer, the Servicer or the Administrative Agent and their respective officers, employees and agents to discuss matters relating to the Transferred Receivables or such Selling Subsidiary's performance under this Agreement or the affairs, finances and accounts of such Selling Subsidiary with any of its officers, directors, employees, representatives or agents (in each case, with those Persons having knowledge of such matters) and with its independent certified public accountants. If an Incipient Termination Event or a Termination Event shall have occurred and be continuing, or the Administrative Agent, in good faith, believes that an Incipient Termination Event or a Termination Event is imminent or deems any Purchaser's rights or interests in the Transferred Receivables or the Borrower Collateral insecure, each such Selling Subsidiary shall provide such access at all times and without advance notice and shall provide Parent, the Buyer, the Servicer or the Administrative Agent with access to its suppliers and customers. Each Selling Subsidiary shall make available to Parent, the Buyer, the Servicer or the Administrative Agent and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records maintained by such Selling Subsidiary, the Parent, the Buyer, the Servicer or the Administrative Agent may request. Each Selling Subsidiary shall deliver any document or instrument necessary for Parent, the Buyer, the Servicer or the Administrative Agent, as they may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Selling Subsidiary, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Selling Subsidiary.

    (c)  Communication with Accountants.  Each Selling Subsidiary authorizes Parent, the Buyer, the Servicer and the Administrative Agent to communicate directly with its independent certified public accountants, and authorizes and shall instruct those accountants and advisors to disclose and make available to Parent, the Buyer, the Servicer and the Administrative Agent any and all financial statements and other supporting financial documents, schedules and information relating to any Selling Subsidiary (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Selling Subsidiary. Each Selling Subsidiary agrees to render to Parent, the Buyer, the Servicer and the Administrative Agent at such Selling Subsidiary's own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If any Termination Event shall have occurred and be continuing, each Selling Subsidiary shall, promptly upon request therefor, assist Parent in delivering to the Administrative Agent Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.

    (d)  Compliance With Credit and Collection Policies.  Each Selling Subsidiary shall comply in all material respects with the Credit and Collection Policies applicable to each Transferred Receivable and the Contracts therefor, and with the terms of such Receivables and Contracts.

    (e)  Assignment.  Each Selling Subsidiary agrees that, to the extent permitted under the Funding Agreement, Parent may assign all of its right, title and interest in, to and under the Transferred Receivables and this Agreement, including its right to exercise the remedies set forth in Section 4.04. Each Selling Subsidiary agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder of Parent, all of the obligations of such Selling Subsidiary hereunder, including any obligations of such Selling Subsidiary set forth in Sections 4.02(o), 4.04, 5.01 and 8.14.

    (f)  Compliance with Agreements and Applicable Laws.  Each Selling Subsidiary shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

    (g)  Maintenance of Existence and Conduct of Business.  Each Selling Subsidiary shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, company or partnership existence, as applicable, and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate or articles of incorporation, bylaws, operating agreement or other constitutive document, as applicable; (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in such corporate and trade names as are set forth in Schedule 4.02(g) or, upon 30 days' prior written notice to Parent, the Buyer, the Administrative Agent and each Rating Agency, in such other corporate or trade names with respect to which all action requested by Parent, the Buyer, any Purchaser or the Administrative Agent pursuant to Section 8.13 shall have been taken with respect to the Transferred Receivables. No Selling Subsidiary shall change its jurisdiction of incorporation except upon 30 days' prior written notice to Parent, the Buyer and the Administrative Agent, and with respect to which jurisdiction all action requested by Parent, the Buyer, any Purchaser or the Administrative Agent pursuant to Section 8.13 shall have been taken with respect to the Transferred Receivables.

    (h)  Notice of Material Event.  Each Selling Subsidiary shall promptly inform Parent in writing of the occurrence of any of the following, in each case setting forth the details thereof and what action, if any, such Selling Subsidiary proposes to take with respect thereto:

      (i)  any Litigation commenced or threatened against any Selling Subsidiary or with respect to or in connection with all or any portion of the Transferred Receivables that (A) seeks damages or penalties in an uninsured amount in excess of $500,000 in any one instance or $500,000 in the aggregate, (B) seeks injunctive relief, (C) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Selling Subsidiary or ERISA Affiliate in connection with any Plan, (D) alleges criminal misconduct by any Selling Subsidiary, or (E) would, if determined adversely, have a Material Adverse Effect;

      (ii)  the commencement of a case or proceeding in a court of competent jurisdiction by or against any Selling Subsidiary seeking a decree or order in respect of any Selling Subsidiary (A) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Selling Subsidiary or for any substantial part of such Person's assets, or (C) ordering the winding-up or liquidation of the affairs of any Selling Subsidiary;

      (iii)  the receipt of notice that (A) such Selling Subsidiary is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of such Selling Subsidiary's business is to be, or may be, suspended or revoked, or (C) such Selling Subsidiary is to cease and desist any practice, procedure or policy employed by such Selling Subsidiary in the conduct of its business if such cessation may have a Material Adverse Effect;

      (iv)  (A) any Adverse Claim made or asserted against any of the Transferred Receivables of which it becomes aware or (B) any determination that a Transferred Receivable designated as an Eligible Receivable in an Borrowing Base Certificate or otherwise was not an Eligible Receivable at the time of such designation; or

      (v)  any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

    (i)  Use of Proceeds.  Each Selling Subsidiary shall utilize the proceeds of the Sale Price obtained by it for each Sale made by it hereunder solely for general corporate purposes (including the retirement or repayment of third party debt and loans made to Affiliates) and to pay any related expenses payable by such Selling Subsidiary under this Agreement and the other Related Documents in connection with the transactions contemplated hereby and thereby and for no other purpose.

    (j)  Separate Identity.  Each Selling Subsidiary acknowledges that the Parent is selling to Buyer all of its right, title and interest in and to the Receivables acquired by it hereunder and each Selling Subsidiary agrees to respect the separate corporate existence of the Buyer and to comply with all actions required on its part under Section 4.02(j) of the Sale and Contribution Agreement.

    (k)  ERISA.  Each Selling Subsidiary shall give Parent and the Administrative Agent prompt written notice of any event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

    (l)  Payment, Performance and Discharge of Obligations.

      (i)  Subject to Section 4.02(l)(ii), each Selling Subsidiary shall pay, perform and discharge or cause to be paid, performed and discharged all of its obligations and liabilities, including all taxes, assessments and governmental charges upon its income and properties and all lawful claims for labor, materials, supplies and services, promptly when due.

      (ii)  Each Selling Subsidiary may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 4.02(l)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of such Selling Subsidiary, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Subsidiary Collateral may become subject to forfeiture or loss as a result of such contest, (D) no Lien may be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) Parent has affirmatively advised Selling Subsidiaries in writing that Parent reasonably believes that nonpayment or nondischarge thereof could not reasonably be expected to have or result in a Material Adverse Effect.

    (m)  Deposit of Collections.  Each Selling Subsidiary shall deposit and cause its Subsidiaries to deposit or cause to be deposited promptly into a Lockbox Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables.

    (n)  Accounting Changes.  If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

    (o)  Adjustments to Sale Price.  If on any day the Billed Amount of any Transferred Receivable is reduced as a result of any Dilution Factors, and the amount of such reduction exceeds the amount, if any, of Dilution Factors taken into account in the calculation of the Sale Price for such Transferred Receivable, the Selling Subsidiary thereof shall make a cash payment to Parent in the amount of such excess by remitting such amount to the Collection Account in accordance with the terms of the Funding Agreement.

    Section 4.03.  Negative Covenants of the Selling Subsidiaries.  Each Selling Subsidiary covenants and agrees that, without the prior written consent of Parent and the Administrative Agent, from and after the Closing Date and until the Termination Date:

    (a)  Sale of Stock and Assets.  No Selling Subsidiary shall sell, transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets, including capital Stock, any Transferred Receivable or Contract therefor, any of its rights with respect to any Lockbox or Lockbox Account or any other Subsidiary Collateral.

    (b)  Liens.  No Selling Subsidiary shall create, incur, assume or permit to exist any Adverse Claim on or with respect to its Receivables or any other Subsidiary Collateral (whether now owned or hereafter acquired) except for the Liens set forth in Schedule 4.03(b) and other Permitted Encumbrances. In addition, no Selling Subsidiary shall become a party to any agreement, note, indenture or instrument or take any other action that would prohibit the creation of a Lien on any of its properties or other assets in favor of Parent as additional collateral for the recourse and indemnity obligations of each Selling Subsidiary to Parent hereunder, including those obligations set forth in Sections 4.02(o), 4.04 and 5.01, except as otherwise expressly permitted by this Agreement or any of the other Related Documents).

    (c)  Modifications of Receivables or Contracts.  No Selling Subsidiary shall extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract therefor; provided, that any Selling Subsidiary acting as Servicer or Sub-Servicer may, in its capacity as a Servicer or Sub-Servicer, take such of the foregoing actions to the extent that they are expressly permitted by the terms of the Funding Agreement.

    (d)  Sale Characterization.  No Selling Subsidiary shall make statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than (i) with respect to the Sale of each Subsidiary Sold Receivable originated by it, as a true sale or absolute assignment of its full right, title and ownership interest in such Transferred Receivable to Parent and (ii) with respect to the Transfer of each Contributed Receivable originated by it, as a contribution to the capital of Parent.

    (e)  Capital Structure and Business.  No Selling Subsidiary shall (i) make any changes in any of its business objectives, purposes or operations that could have or result in a Material Adverse Effect or (ii) make any change in its capital structure as described on Schedule 4.01(h), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock or (iii) amend, supplement or otherwise modify its certificate or articles of incorporation, bylaws, operating agreement or other constitutive document, as applicable, in a manner that could have or result in a Material Adverse Effect. No Selling Subsidiary shall change its jurisdiction of incorporation except as permitted by Section 4.02(g). No Selling Subsidiary shall engage in any business other than the businesses currently engaged in by it.

    (f)  Actions Affecting Rights.  No Selling Subsidiary shall (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables; (ii) waive or alter any rights with respect to the Transferred Receivables (or any agreement or instrument relating thereto); or (iii) fail to pay any tax, assessment, charge, fee or other obligation of such Selling Subsidiary with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the perfected title of Parent to and the sole record and beneficial ownership interest of Parent in the Transferred Receivables or, prior to their Transfer hereunder, such Selling Subsidiary's right, title or interest therein.

    (g)  ERISA.  No Selling Subsidiary shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

    (h)  Change to Credit and Collection Policies.  No Selling Subsidiary shall fail to comply with, and no change shall be made to, the Credit and Collection Policies without the prior written consent of Parent, the Buyer and the Administrative Agent.

    (i)  Adverse Tax Consequences.  No Selling Subsidiary shall take or permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to Parent, any

Purchaser or holders of the Commercial Paper who are residents of the United States of America to withholding taxation.

    (j)  No Proceedings.  From and after the Closing Date and until the date one year plus one day following the date on which the Commercial Paper with the latest maturity has been indefeasibly paid in full in cash, no Selling Subsidiary shall, directly or indirectly, institute or cause to be instituted against Parent, Buyer or Conduit Lender any proceeding of the type referred to in Sections 9.01(c) and 9.01(d) of the Funding Agreement

    (k)  Commingling.  No Selling Subsidiary shall deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox Account. If such funds are nonetheless deposited into a Lockbox Account and the Selling Subsidiary so notifies the Purchaser, the Purchaser shall notify the Administrative Agent to promptly remit any such amounts to the applicable Selling Subsidiary.

    Section 4.04.  Breach of Representations, Warranties or Covenants.  Upon discovery by any Selling Subsidiary or Parent of any breach of any representation, warranty or covenant described in Sections 4.01, 4.02 or 4.03 (other than a representation, warranty or covenant relating to the absence of Dilution Factors), which breach is reasonably likely to have a material adverse effect on the value of a Transferred Receivable or the interests of Parent therein, the party discovering the same shall give prompt written notice thereof to the other parties hereto. The Selling Subsidiary that breached such representation, warranty or covenant may, at any time on any Business Day, or shall, if requested by notice from Parent, on the first Business Day following receipt of such notice, either (a) repurchase such Transferred Receivable from Parent for cash or (b) transfer ownership of a new Eligible Receivable or new Eligible Receivables to Parent on such Business Day, in each case in an amount equal to the Billed Amount of such Transferred Receivable minus the sum of (A) Collections received in respect thereof and (B) the amount of any Dilution Factors taken into account in the calculation of the Sale Price therefor. Notwithstanding the foregoing, if any Receivable is not paid in full on account of any Dilution Factors, the Selling Subsidiary's repurchase obligation under this Section 4.04 with respect to such Receivable shall be reduced by the amount of any such Dilution Factors taken into account in the calculation of the Sale Price therefor. Each Selling Subsidiary shall ensure that no Collections or other proceeds with respect to a Transferred Receivable so reconveyed to it are paid or deposited into any Lockbox Account.

ARTICLE V
INDEMNIFICATION

    Section 5.01.  Indemnification.  Without limiting any other rights that Parent or any of its Stockholders, officers, directors, employees, attorneys, agents or representatives (each, a "Parent Indemnified Person") may have hereunder or under applicable law, each Selling Subsidiary hereby agrees to indemnify and hold harmless each Parent Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Parent Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document, any actions or failures to act in connection therewith, including any and all legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents, or in respect of any Transferred Receivable or any Contract therefor or the use by such Selling Subsidiary of the Sale Price therefor; provided, that no Selling Subsidiary shall be liable for any indemnification to a Parent Indemnified Person to the extent that any such Indemnified Amounts result solely from (a) such Parent Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, (b) recourse for uncollectible or uncollected Transferred Receivables due to the lack of creditworthiness of the Obligor or the occurrence of any event of bankruptcy with respect to such Obligor, or (c) any income tax or franchise tax incurred by any Parent Indemnified Person, except to the extent that the incurrence of any such tax results from a breach of or default under this Agreement or any other Related Document. Subject to the exceptions set forth in clauses (a), (b) and (c) of the immediately preceding sentence but otherwise without limiting the generality of the foregoing, each Selling Subsidiary shall pay on demand to each Parent Indemnified Person any and all Indemnified Amounts relating to or resulting from:

      (i)  reliance on any representation or warranty made or deemed made by such Selling Subsidiary (or any of its officers) under or in connection with this Agreement or any other Related Document or on any other information delivered by such Selling Subsidiary pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered;

      (ii)  the failure by such Selling Subsidiary to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to any Transferred Receivable or Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

      (iii)  the failure to vest and maintain vested in Parent, or to Transfer to Parent, valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim;

      (iv)  any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Receivable that is the subject of a Transfer hereunder (including a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Selling Subsidiary or any Affiliate acting as the Servicer or a Sub-Servicer), except to the extent that such dispute, claim, offset or defense results solely from any action or inaction on the part of Parent;

      (v)  any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract;

      (vi)  the commingling of Collections with respect to Transferred Receivables by such Selling Subsidiary at any time with its other funds or the funds of any other Person;

      (vii)  any failure by such Selling Subsidiary to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Receivable that is the subject of a Transfer hereunder, whether at the time of any such Transfer or at any subsequent time;

      (viii)  any failure by any Selling Subsidiary or the Servicer to perform, keep or observe any of their respective duties or obligations hereunder, under any other Related Document or under any Contract related to a Transferred Receivable;

      (ix)  any investigation, Litigation or proceeding related to this Agreement or the use of the Sale Price obtained in connection with any Sale or the ownership of Receivables or Collections with respect thereto or in respect of any Receivable or Contract, except to the extent any such investigation, Litigation or proceeding relates to a matter involving a Parent Indemnified Person for which neither such Selling Subsidiary nor any of its Affiliates is at fault, as finally determined by a court of competent jurisdiction; or

      (x)  any claim brought by any Person other than a Parent Indemnified Person arising from any activity by such Selling Subsidiary or any of its Affiliates in servicing, administering or collecting any Transferred Receivables.

    NO PARENT INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

ARTICLE VI
INTENTIONALLY OMITTED

ARTICLE VII
COLLATERAL SECURITY

    Section 7.01.  Security Interest.  To secure the prompt and complete payment, performance and observance of any and all recourse and indemnity obligations of each Selling Subsidiary to Parent, including those set forth in Sections 4.02(o), 4.04, 5.01 and 8.14, and to induce Parent to enter into this Agreement in accordance with the terms and conditions hereof, each Selling Subsidiary hereby grants, assigns, conveys, pledges, hypothecates and transfers to Parent a Lien upon all of such Selling Subsidiary's right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Selling Subsidiary (including under any trade names, styles or derivations of such Selling Subsidiary), and whether owned by or consigned by or to, or leased from or to, such Selling Subsidiary, and regardless of where located (all of which being hereinafter collectively referred to as the "Subsidiary Collateral"):

    (a) all accounts, inventory, general intangibles, equipment, fixtures, investment property, chattel paper, documents and instruments, whether or not constituting Receivables;

    (b) all books and records (including customer lists, credit files, computer programs, tapes, disks, data processing software and other related property and rights) pertaining to the foregoing;

    (c) all monies, securities and other property now or hereafter in the possession or custody of, or in transit to, Parent, for any purpose (including safekeeping, collection or pledge), from or for such Selling Subsidiary, or as to which such Selling Subsidiary may have any right or power, and all of Parent's credits and balances with such Selling Subsidiary existing at any time; and

    (d) to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, and substitutions and replacements for, each of the foregoing.

    Section 7.02.  Other Collateral; Rights in Receivables.  Nothing contained in this Article VII shall limit the rights of Parent in and to any other collateral that may have been or may hereafter be granted to Parent by any Selling Subsidiary or any third party pursuant to any other agreement or the rights of Parent under any of the Transferred Receivables.

    Section 7.03.  Selling Subsidiaries Remain Liable.  It is expressly agreed by the Selling Subsidiaries that, anything herein to the contrary notwithstanding, each Selling Subsidiary shall remain liable under any and all of the Receivables originated by it, the Contracts therefor and all other Subsidiary Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Parent shall not have any obligation or liability under any such Receivables, Contracts or Subsidiary Collateral by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Parent of any payment relating thereto pursuant hereto. The exercise by the Parent of any of its respective rights under this Agreement shall not release either Selling Subsidiary from any of its respective duties or obligations under any such Receivables, Contracts or Subsidiary Collateral. The Parent shall not be required or obligated in any manner to perform or fulfill any of the obligations of either Selling Subsidiary under or pursuant to any such Receivable, Contract or Subsidiary Collateral, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable, Contract or Subsidiary Collateral, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

    Section 7.04.  Intercreditor Agreement.  The Lien granted under Section 7.01 above is subordinated in priority to the extent provided in the Intercreditor Agreement.

ARTICLE VIII

MISCELLANEOUS

    Section 8.01.  Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 8.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below in this Section 8.01 or to such other address (or facsimile number) as may be substituted by notice given as herein provided:

any Selling Subsidiary:
c/o Labor Ready, Inc. 1016 S. 28th Street Tacoma, Washington 98409 Attention: Chief Financial Officer and General Counsel Facsimile: 877-334-0797
with copy to:
Malcolm C. Lindquist McGavick Graves, P.S. 1102 Broadway, Suit 500 Tacoma, Washington 98401 Facsimile: 253-627-2247
Parent:
Labor Ready, Inc. 1016 S. 28th Street Tacoma, Washington 98409 Attention: Chief Financial Officer and General Counsel Facsimile: 877-334-0797
with copy to:
Malcolm C. Lindquist McGavick Graves, P.S. 1102 Broadway, Suit 500 Tacoma, Washington 98401 Facsimile: 253-627-2247

provided, that each such declaration or other communication shall be deemed to have been validly delivered to (a) the Buyer under this Agreement upon delivery to the Buyer in accordance with the terms of the Sale and Contribution Agreement and (b) the Administrative Agent under this Agreement upon delivery to the Administrative Agent in accordance with the terms of the Funding Agreement. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Parent) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

    Section 8.02.  No Waiver; Remedies.  Parent's failure, at any time or times, to require strict performance by the Selling Subsidiaries of any provision of this Agreement or any Receivables Assignment shall not waive, affect or diminish any right of Parent thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Selling Subsidiary contained in this Agreement or any Receivables Assignment, and no breach or default by any Selling Subsidiary hereunder or thereunder, shall be deemed to have been suspended or waived by Parent unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of Parent and directed to such Selling Subsidiary specifying such suspension or waiver. Parent's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Parent may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Subsidiary Collateral shall not be required.

    Section 8.03.  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of each Selling Subsidiary and Parent and their respective successors and permitted assigns, except as otherwise provided herein. No Selling Subsidiary may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Parent, the Buyer, the Purchasers and the Administrative Agent and unless the Rating Agency Condition shall have been satisfied with respect to any such assignment. Any such purported assignment, transfer, hypothecation or other conveyance by any Selling Subsidiary without the prior express written consent of Parent, the Buyer, the Purchasers and the Administrative Agent shall be void. Each Selling Subsidiary acknowledges that Parent will assign to Buyer its rights granted hereunder, including the benefit of any indemnities under Article V and any of its rights in the Subsidiary Collateral granted under Article VII, and that Buyer may, to the extent permitted in the Sale and Contribution Agreement, assign to the Purchaser all of such rights granted hereunder and that the Purchaser may further assign such rights to the extent permitted in the Funding Agreement. Upon each such assignment, such assignee shall have, to the extent of such assignment, all rights of Parent hereunder and, to the extent permitted under the Funding Agreement, the Purchaser or any assignee thereof may in turn assign such rights. Each Selling Subsidiary agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Parent, the rights set forth in this Agreement. All such assignees, including parties to the Funding Agreement in the case of any assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce Parent's rights and remedies under, this Agreement to the same extent as if they were parties hereto. Without limiting the generality of the foregoing, all notices to be provided to the Parent hereunder shall be delivered to the Parent, the Buyer and the Administrative Agent under the Funding Agreement, and shall be effective only upon such delivery to the Administrative Agent. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Selling Subsidiary and Parent with respect to the transactions contemplated hereby and, except for the Buyer, the Purchasers and the Administrative Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

    Section 8.04.  Termination; Survival of Obligations.

    (a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

    (b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Parent under this Agreement shall in any way affect or impair the obligations, duties and liabilities of any Selling Subsidiary or the rights of Parent relating to any unpaid portion of any and all recourse and indemnity obligations of such Selling Subsidiary to Parent, including those set forth in Sections 4.02(o), 4.04, 5.01 and 8.14, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon each Selling Subsidiary, and all rights of Parent hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies pursuant to Sections 4.02(o), 4.04, the indemnification and payment provisions of Article V, and the provisions of Sections 4.03(j), 8.03, 8.12 and 8.14 shall be continuing and shall survive any termination of this Agreement.

    Section 8.05.  Complete Agreement; Modification of Agreement.  This Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 8.06.

    Section 8.06.  Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by any Selling Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto, the Buyer, the Purchasers and the Administrative Agent. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.

    Section 8.07.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

    (a) THIS AGREEMENT AND EACH RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE PARENT IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

    (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE PARENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE SUBSIDIARY COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OF THE SELLING SUBSIDIARIES ARISING HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF PARENT. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT

AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

    (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

    Section 8.08.  Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

    Section 8.09.  Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    Section 8.10.  Section Titles.  The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

    Section 8.11.  No Setoff.  Each Selling Subsidiary's obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Selling Subsidiary might have against Parent, the Buyer, any Purchaser or the Administrative Agent, all of which rights are hereby expressly waived by such Selling Subsidiary.

    Section 8.12.  Confidentiality.

    (a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless each Affected Party shall otherwise consent in writing, each Selling Subsidiary and Parent agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any Parent Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Parent Indemnified Person.

    (b) Each Selling Subsidiary agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of Parent, the Buyer and each of the Committed Lender and the Conduit Lender (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case such Selling Subsidiary shall consult with Parent, the Buyer and each of the Committed Lender and the Conduit Lender prior to the issuance of such news release or public announcement. Any Selling Subsidiary may, however, disclose the general terms of the transactions contemplated by this Agreement and the Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

    (c) Except to the extent otherwise required by applicable law, or in connection with any judicial or administrative proceedings, as required to be filed publicly with the Securities Exchange Commission, or unless the Selling Subsidiaries otherwise consent in writing, the Parent agrees (i) to maintain the confidentiality of (A) this Agreement (and all drafts hereof and documents ancillary hereto) and (B) all other confidential proprietary information with respect to the Selling Subsidiaries and their respective Affiliates and each of their respective businesses obtained by the Parent in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other documents ancillary hereto, in each case, in its communications with third parties other than any Affected Party or either Selling Subsidiary and (ii) not to disclose, deliver, or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or either Selling Subsidiary.

    Section 8.13.  Further Assurances.

    (a) Each Selling Subsidiary shall, at its sole cost and expense, upon request of Parent, the Buyer, any Purchaser or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that Parent, the Buyer, any Purchaser or the Administrative Agent may request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Parent of any Transferred Receivable or Subsidiary Collateral held by such Selling Subsidiary or in which such Selling Subsidiary has any rights not heretofore assigned, (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Related Document, (iii) transferring Subsidiary Collateral to Parent's possession if such Subsidiary Collateral consists of chattel paper or instruments or if a Lien upon such Subsidiary Collateral can be perfected only by possession, or if otherwise requested by Parent; and (iv) entering into "control agreements" (as defined in the UCC with respect to any Subsidiary Collateral to the extent that a first priority Lien upon such Subsidiary Collateral can be perfected only by control. Each Selling Subsidiary hereby authorizes Parent, the Buyer, each Purchaser and the Administrative Agent to file any such financing or continuation statements without the signature of such Selling Subsidiary to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, the Subsidiary Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Subsidiary Collateral is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Parent immediately upon such Selling Subsidiary's receipt thereof and promptly delivered to Parent.

    (b) If any Selling Subsidiary fails to perform any agreement or obligation under this Section 8.13, Parent, the Buyer, any Purchaser or the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Parent, the Buyer, such Purchaser or the Administrative Agent incurred in connection therewith shall be payable by such Selling Subsidiary upon demand of Parent, the Buyer, such Purchaser or the Administrative Agent.

    Section 8.14.  Fees and Expenses.  In addition to its indemnification obligations pursuant to Article V, each Selling Subsidiary agrees, jointly and severally, to pay on demand all costs and expenses incurred by Parent in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Related Documents, including the fees and out-of-pocket expenses of Parent's counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith, and each Selling Subsidiary agrees, jointly and severally, to pay all costs and expenses, if any (including attorneys' fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Agreement and the other Related Documents.

    IN WITNESS WHEREOF, the parties have caused this Receivables Sale Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

LABOR READY, INC.
By:
	Name:	Steven C. Cooper
	Title:	Executive Vice President & Chief Financial Officer
SELLING SUBSIDARIES:
LABOR READY CENTRAL, INC.
By:
	Name:	Ronald L. Junck
	Title:	President
LABOR READY CENTRAL II, LLC
	By:	Labor Ready Central, Inc., as its sole Member
By:
		Name:	Ronald L. Junck
		Title:	President
LABOR READY CENTRAL III, LP
	By:	Labor Ready Central, Inc., as its sole General Partner
By:
		Name:	Ronald L. Junck
		Title:	President

LABOR READY GP CO., INC.
By:
Name:	Ronald L. Junck
Title:	President
LABOR READY MID-ATLANTIC, INC.
By:
Name:	Ronald L. Junck
Title:	President
LABOR READY MID-ATLANTIC II, INC.
By:
Name:	Ronald L. Junck
Title:	President
LABOR READY MID-ATLANTIC III, LP
By:	Labor Ready GP Co., Inc., as its sole General Partner
By:
	Name:	Ronald L. Junck
	Title:	President
LABOR READY MIDWEST, INC.
By:
Name:	Ronald L. Junck
Title:	President

LABOR READY NORTHEAST, INC.
By:
Name:	Ronald L. Junck
Title:	President
LABOR READY NORTHWEST, INC.
By:
Name:	Ronald L. Junck
Title:	President
LABOR READY SOUTHEAST, INC.
By:
Name:	Ronald L. Junck
Title:	President
LABOR READY SOUTHEAST II, INC.
By:
Name:	Ronald L. Junck
Title:	President
LABOR READY SOUTHEAST III, LP
By:	Labor Ready GP Co., Inc., as its sole General Partner
By:
	Name:	Ronald L. Junck
	Title:	President

LABOR READY SOUTHWEST, INC.
By:
Name:	Ronald L. Junck
Title:	President
LABOR READY PUERTO RICO, INC.
By:
Name:	Ronald L. Junck
Title:	President

EXHIBIT 2.01(a)

Form of

RECEIVABLES ASSIGNMENT

    THIS RECEIVABLES ASSIGNMENT (the "Receivables Assignment") is entered into as of March 1, 2001, by and between [Name of Selling Subsidiary] (the "Selling Subsidiary") and LABOR READY, INC., a Washington corporation ("Buyer").

    1.  We refer to that certain Receivables Sale Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement") of even date herewith among the Parent and the Selling Subsidiaries party thereto. All of the terms, covenants and conditions of the Sale Agreement are hereby made a part of this Receivables Assignment and are deemed incorporated herein in full. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Sale Agreement shall be applied herein as defined or established therein.

    2.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Selling Subsidiary hereby sells without recourse, except as provided in Sections 4.02(o) and 4.04 of the Sale Agreement, all of the Selling Subsidiary's right, title and interest in, to and under all of its Receivables (including all Collections, Records and proceeds with respect thereto) existing as of the Closing Date and thereafter created or arising at any time until the Facility Termination Date.

    3.  Subject to the terms and conditions of the Sale Agreement, the Selling Subsidiary hereby covenants and agrees to sign, sell or contribute, as applicable, execute and deliver, or cause to be signed, sold, executed and delivered, and to do or make, or cause to be done or made, upon request of Parent and at the Selling Subsidiary's expense, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by Parent for the purpose of or in connection with acquiring or more effectively vesting in Parent or evidencing the vesting in Parent of the property, rights, title and interests of the Selling Subsidiary sold hereunder or intended to be sold hereunder.

    4.  Wherever possible, each provision of this Receivables Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Receivables Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Receivables Assignment.

    5.  THIS RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

    IN WITNESS WHEREOF, the parties have caused this Receivables Assignment to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.

[NAME OF SELLING SUBSIDIARY]	LABOR READY, INC.
By:	By:
Name:	Name:
Title:	Title:

EXHIBIT 2.01(d)

Form of

SUBORDINATED NOTE

[To Follow]

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS AND INTERPRETATION	1
Section 1.01. Definitions	1
Section 1.02. Rules of Construction	1
ARTICLE II TRANSFERS OF RECEIVABLES	1
Section 2.01. Agreement to Transfer	1
Section 2.02. Grant of Security Interest	3
Section 2.03. Addition of Selling Subsidiaries	2
Section 2.04. Removal of Selling Subsidiaries	3
ARTICLE III CONDITIONS PRECEDENT	4
Section 3.01. Conditions to Initial Transfer	4
Section 3.02. Conditions to all Transfers	4
ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS	5
Section 4.01. Representations and Warranties of the Selling Subsidiaries	5
Section 4.02. Affirmative Covenants of the Selling Subsidiaries	10
Section 4.03. Negative Covenants of the Selling Subsidiaries	13
Section 4.04. Breach of Representations, Warranties or Covenants	15
ARTICLE V INDEMNIFICATION	15
Section 5.01. Indemnification	15
ARTICLE VI INTENTIONALLY OMITTED	17
ARTICLE VII COLLATERAL SECURITY	17
Section 7.01. Security Interest	17
Section 7.02. Other Collateral; Rights in Receivables	17
Section 7.03. Selling Subsidiaries Remain Liable	18
Section 7.04. Intercreditor Agreement	18
ARTICLE VIII MISCELLANEOUS	18
Section 8.01. Notices	18
Section 8.02. No Waiver; Remedies	19
Section 8.03. Successors and Assigns	20
Section 8.04. Termination; Survival of Obligations	20
Section 8.05. Complete Agreement; Modification of Agreement	21
Section 8.06. Amendments and Waivers	21
Section 8.07. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	21
Section 8.08. Counterparts	22
Section 8.09. Severability	22
Section 8.10. Section Titles	22
Section 8.11. No Setoff	22
Section 8.12. Confidentiality	22
Section 8.13. Further Assurances	23
Section 8.14. Fees and Expenses	24

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QuickLinks

  Exhibit 10.6
RECEIVABLES SALE AGREEMENT Dated as of March 1, 2001 by and among THE ENTITIES PARTY HERETO FROM TIME TO TIME AS SELLING SUBSIDIARIES and LABOR READY, INC.
INDEX OF APPENDICES
ARTICLE I DEFINITIONS AND INTERPRETATION
ARTICLE II TRANSFERS OF RECEIVABLES
ARTICLE III CONDITIONS PRECEDENT
ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS
ARTICLE V INDEMNIFICATION
ARTICLE VI INTENTIONALLY OMITTED
ARTICLE VII COLLATERAL SECURITY
ARTICLE VIII MISCELLANEOUS
EXHIBIT 2.01(a) Form of RECEIVABLES ASSIGNMENT
EXHIBIT 2.01(d) Form of SUBORDINATED NOTE
TABLE OF CONTENTS